UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2013

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

181 W. Huntington Drive, Suite 202
Monrovia, CA	91016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐            Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.05.             Costs Associated with Exit or Disposal Activities

On September 26, 2013, AeroVironment, Inc. (the “Company”) implemented a workforce reduction in its Unmanned Aircraft Systems (UAS) business segment.

The workforce reduction is in response to shifts in the UAS segment’s business mix and is intended to align the skills within UAS more closely with market requirements to support ongoing programs and emerging growth opportunities..

The cost associated with this organizational realignment and workforce reduction is estimated to be approximately $685,000, consisting primarily of severance payments.  The Company expects to record this charge in its fiscal second quarter ending October 26, 2013.

This Item 2.05 disclosure contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.  All statements contained in this Item 2.05, other than statements that are purely historical, are forward-looking statements, which can be identified by the use of forward-looking terminology such as the words “expects,” “estimates,” “intends” and similar expressions, including statements regarding the Company’s estimates of the amount and timing of charges related to the organizational realignment and workforce reduction.  Such forward-looking statements are based upon management’s current expectations and are subject to known and unknown risks and uncertainties that could cause actual results, events or developments to be materially different from those indicated in such forward-looking statements.  The Company does not intend, and undertakes no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: September 30, 2013	By:	/s/ Douglas E. Scott
Douglas E. Scott
Senior Vice President and General Counsel